UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Bulova Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-9358	83-0245581
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id #)

12645 49th Street North Clearwater, Florida 33762
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	REGISTRANTS BUSINESS AND OPERATIONS

ITEM 1.01	Entry into a Material Definitive Agreement

On January 28, 2016, BT-Twiss Transport LLC, a subsidiary of Bulova Technologies Group, Inc., Twiss Transport, Inc., Twiss Logistics, Inc., and Twiss Cold Storage Inc., Richard Welkowitz (majority owner of BT-Twiss Transport LLC) and Stephen Gurba (CEO of Bulova Technologies Group, Inc.) entered into a term loan agreement with Sunshine Bank for $2,000,000. The term loan bears interest at 4.75% per annum, includes a monthly payment of $28,033, and has a final maturity date of January 29, 2021.

On January 28, 2016, BT-Twiss Transport LLC, a subsidiary of Bulova Technologies Group, Inc., Twiss Transport, Inc., Twiss Logistics, Inc., Twiss Cold Storage Inc., entered into a revolving credit agreement with Sunshine Bank which provides for borrowings up to a maximum of $2,000,000 based on a borrowing base associated with accounts receivable and inventory of the borrowers. The revolving credit loan bears interest at the Prime Rate plus 1.0% as defined in the agreement.

On January 28, 2016, B-T Twiss Transport LLC, a subsidiary of Bulova Technologies Group, Inc., entered into a promissory note agreement with Lake Avenue South East Real Estate, LLC (a company controlled by Stephen Gurba and Richard Welkowitz), for $2,400,000. The promissory note bears interest at 4.24% for the first five years and will be adjusted to a new fixed rate on January 29, 2021. Monthly payments of $14,848.83 are to be made for the first five years adjusted along with the interest rate on January 29, 2021 to be amortized through the maturity date of January 29, 2036.

SECTION 2	FINANCIAL INFORMATION

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On January 28, 2016, BT-Twiss Transport LLC, a subsidiary of Bulova Technologies Group, Inc., closed on the acquisition of all of the outstanding stock of Twiss Transport, Inc., Twiss Logistics, Inc., and Twiss Cold Storage Inc., all Florida corporations, pursuant to two separate “Stock Purchase Agreements”. The stock of these three companies was owned equally by two parties, namely (a) Ernest P. Twiss, as Trustee of the Ernest P. Twiss Revocable Trust dated June 20, 2013, and (b) Ronald R. Damico, as Trustee of the Ronald R. Damico Revocable Trust dated September 6, 2013.

The terms of the two “Stock Purchase Agreements” are as follows:

1.

A stock purchase agreement between BT-Twiss Transport LLC and Ernest P. Twiss, as Trustee of the Ernest P. Twiss Revocable Trust dated June 20, 2013, to purchase all of its outstanding stock, representing 50% of all outstanding stock of all three companies, for cash consideration of $5,000,000.

2.

A stock purchase agreement between BT-Twiss Transport LLC and Ronald R. Damico, as Trustee of the Ronald R. Damico Revocable Trust dated September 6. 2013, to purchase all of its outstanding stock, representing 50% of all outstanding stock of all three companies, for cash consideration of $ 250,000, a five year five percent (5%) promissory note in the principal amount of $4,750,000 due five years from the closing, five year warrants to purchase 500,000 common shares of the Company at $.08 per share, and 3,000,000 restricted common shares of the Company.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Financial Statements of Twiss Transport, Inc., Twiss Logistics Inc., and Twiss Cold Storage, Inc. will be filed by amendment to this Form 8-K not later than 75 calendar days from the date of acquisition referenced in this report

(b)	Pro Forma Financial Information

Pro forma financial information relative to Twiss Transport, Inc., Twiss Logistics Inc., and Twiss Cold Storage, Inc. will be filed by amendment to this Form 8-K not later than 75 calendar days from the date of acquisition referenced in this report.

(c)	Exhibits

Exhibit 1.1 – Term Loan Agreement between BT-Twiss Transport LLC, Twiss Transport, Inc., Twiss Logistics, Inc., Twiss Cold Storage Inc., Richard Welkowitz, Stephen Gurba and Sunshine Bank dated January 28, 216.

Exhibit 1.2 – Promissory Note (Term Loan) between BT-Twiss Transport LLC, Twiss Transport, Inc., Twiss Logistics, Inc., Twiss Cold Storage Inc., Richard Welkowitz, Stephen Gurba and Sunshine Bank dated January 28, 216.

Exhibit 1.3 – Revolving Credit Agreement between BT-Twiss Transport LLC, Twiss Transport, Inc., Twiss Logistics, Inc., Twiss Cold Storage Inc., and Sunshine Bank dated January 28, 2016.

Exhibit 1.4 – Promissory Note (Revolving Credit) between BT-Twiss Transport LLC, Twiss Transport, Inc., Twiss Logistics, Inc., Twiss Cold Storage Inc., and Sunshine Bank dated January 28, 2016.

Exhibit 1.5 – Promissory Note between B-T Twiss Transport LLC and Lake Avenue South East Real Estate, LLC dated January 28, 2016.

Exhibit 1.6 – Convertible Promissory Note between Bulova Technologies Group, Inc. and Ronald R Damico, as Trustee of the Ronald R. Damico Revocable Trust Dated September 6, 2013, dated January 28, 2016.

Exhibit 2.1 – Acquisition agreement between BT-Twiss Transport LLC and Ernest P. Twiss, as Trustee of the Ernest P. Twiss Revocable Trust dated June 20, 2013, dated October 22, 2015, and closed on January 28, 2016.

Exhibit 2.2 – Acquisition agreement between BT-Twiss Transport LLC and Ronald R. Damico, as Trustee of the Ronald R. Damico Revocable Trust dated September 6, 2013, dated October 22, 2015, and closed on January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc.

(Registrant)

Date: February 18, 2016	By:	/s/Stephen L Gurba
		Name:	Stephen L Gurba
		Title:	Chief Executive Officer and President